                       PEOPLES BANCORP INC. – P.O. BOX 738 - MARIETTA, OHIO – 45750
                                                      www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE                                                                                             Contact:  David L. Mead
March 11, 2011                                                                                                                            President and Chief Executive Officer
                                               (740) 373-3155

PEOPLES BANCORP INC. NAMES
PRESIDENT AND CHIEF EXECUTIVE OFFICER
____________________________________________________________________________

MARIETTA, Ohio – Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) today announced the hiring of Charles W. “Chuck” Sulerzyski to the position of President and Chief Executive Officer.  He will succeed David L. Mead, who has served in these capacities on an interim basis since August 2010.  Chuck will join Peoples effective April 4, 2011.

Sulerzyski has been a financial services executive for over 30 years, most recently as Regional President of the Great Lakes Region for KeyBank, N.A, a national bank located in Cleveland, Ohio.  His experience in community banking reflects Peoples’ 100-year legacy of community engagement.

“I am privileged to have been given the opportunity to lead Peoples through the current economic challenges and build upon the heritage of community banking, insurance and investment services that Peoples represents,” Sulerzyski said. “Community banks have long represented the economic engine on “Main Street America”, supporting communities and small businesses.  I look forward to building on Peoples long legacy of commitment to communities.”

Richard Ferguson, Chairman of the Board of Peoples, said Sulerzyski’s leadership and experience in retail and business banking, trust and insurance will enhance the value of our services and relationships with our customers.

“Chuck brings significant experience to the Peoples family of companies,” Ferguson said.  “His leadership and his ability to execute on our strategic plan and proactively grow the company, will allow us to continue to succeed in providing competitive services to our customers and value to our shareholders.”

David L. Mead, interim President and Chief Executive Officer of Peoples, said Sulerzyski is a goal-oriented leader with a track record of developing strategic sales initiatives, controlling costs and increasing profits.

 “Chuck was the ideal choice to lead the company in the next stage of its growth and development,” Mead said.  “His approach to leading Peoples will play a significant role in enhancing shareholder value.  We look forward to Chuck’s leadership and implementation of Peoples’ long-term vision to be the leading financial services provider to the clients and markets we serve.”

Prior to his service with KeyBank, NA, Sulerzyski was a Managing Director with Marsh & McLennan, Inc., a company located in New York, New York, which provides risk and insurance services and solutions.  He has also been a Managing Director with Marsh Affinity and Private Client Practices, a U.S. Practice Leader/Private Client Services firm.  Preceding these positions, he served with The Provident Bank, located in Cincinnati, Ohio, with Fidelity Investments, located in Boston, Massachusetts and with Banc One Corporation located in Columbus, Ohio.

He earned his Bachelor of Arts in Economics from New York University and his MBA in Marketing from Fordham University Graduate School of Business.  Sulerzyski also holds the National Association of Security Dealers Series 7, 24, and 63 licenses.

Peoples Bancorp Inc. is a diversified financial products and services company with $1.8 billion in assets, 47 locations and 40 ATMs in Ohio, West Virginia and Kentucky.  Peoples makes available a complete line of banking, investment, insurance and trust solutions through its financial service units – Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank); and Peoples Insurance Agency, LLC.  Peoples’ common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

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